Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.00002 per share, of DiDi Global Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022.

Will Wei Cheng	/s/ Will Wei Cheng

Jean Qing Liu	/s/ Jean Qing Liu

Stephen Jingshi Zhu	/s/ Stephen Jingshi Zhu

Xiaocheng Investments Limited	By:	/s/ Will Wei Cheng
Name: Will Wei Cheng
Title: Director

Investor Link Investments Limited	By:	/s/ Jean Qing Liu
Name: Jean Qing Liu
Title: Director

Steady Prominent Limited	By: S.B. Vanwall Ltd., its sole director

	By:	/s/ Yeu Chi Fai (Rito Yeu)
Name: Yeu Chi Fai (Rito Yeu)
Title: Authorized signatory

Oriental Holding Investment Limited	By: S.B. Vanwall Ltd., its sole director

	By:	/s/ Yeu Chi Fai (Rito Yeu)
Name: Yeu Chi Fai (Rito Yeu)
Title: Authorized signatory

New Amigo Holding Limited	By: S.B. Vanwall Ltd., its sole director

	By:	/s/ Yeu Chi Fai (Rito Yeu)
Name: Yeu Chi Fai (Rito Yeu)
Title: Authorized signatory